Exhibit (t)(2)

GLOBAL X VENTURE AND INNOVATION FUND

POWER OF ATTORNEY

Bonnie M. Wongtrakool hereby constitutes and appoints each of Thomas Park, Jasmin Ali, Joe Costello, Alex Ashby, Margaret Mo and Eric Olsen, and each of them singly, with full powers of substitution and resubstitution, her true and lawful attorney, with full power to sign for her, and in her name and in the capacities indicated below, any registration statement of Global X Venture and Innovation Fund (the “Fund”) on Form N-2 (each, a “Registration Statement”), any and all subsequent Pre-Effective Amendments and Post-Effective Amendments to such Registration Statements, any and all supplements or other instruments in connection therewith, any subsequent Registration Statements registering the offering of the common shares of beneficial interest of the Fund which may be filed under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended (the “1940 Act”), any and all Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder, and Section 30(h) of the 1940 Act, any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed pursuant to the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act), and the rules thereunder, the Commodities Exchange Act, as amended, and/or any rules or regulations passed or adopted by the National Futures Association (“NFA”), the Financial Industry Regulatory Authority (“FINRA”), and/or any other self-regulatory organization (each, an “SRO”) to whose authority the Fund is subject, and any and all agreements, filings, documents, registrations, notices, and other instruments required or permitted to be filed to comply with the statutes, rules, regulations or law of any state or jurisdiction, including those required to qualify to do business in any such state or jurisdiction (collectively, the “Applicable Laws”), and to file the same, with all exhibits thereto, and other agreements, documents and other instruments in connection therewith, with the appropriate regulatory body including, but not limited to, the Securities and Exchange Commission, the Commodity Futures Trading Commission, the NFA, FINRA, and any SRO, and/or the securities regulators or other agency or regulatory body of the appropriate states and territories, and generally to do all such things in her name and on her behalf in connection therewith as such attorney deems necessary or appropriate to comply with the Applicable Laws and all related requirements, granting unto such attorney full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that such attorney lawfully could do or cause to be done by virtue hereof.

Ms. Wongtrakool hereby acknowledges that the attorneys-in-fact, in serving in such capacity at her request, are not assuming, nor is the Fund assuming, any of her responsibilities to comply with the Applicable Laws. This Power of Attorney shall remain in full force and effect until revoked in a signed writing delivered to the attorneys-in-fact.

/s/ Bonnie M. Wongtrakool
Bonnie M. Wongtrakool	May 14, 2026
Trustee